Exhibit 99.1

2835 Miami Village Drive Miamisburg, OH 45342 NEWS RELEASE

For media information:	For investor information:

Dian Terry (937) 242-4781 dian.terry@teradata.com	Gregg Swearingen (937) 242-4600 gregg.swearingen@teradata.com

August 7, 2008

Teradata Announces 2008 Second Quarter Results

•	Revenue increased 6 percent from the second quarter of 2007

•	Gross margin improved 120 basis points from the second quarter of 2007

•	Earnings per share of $0.38 versus $0.27 in second quarter of 2007

•	Year-to-date “Cash from Operations” of $228 million versus $195 million in 2007

MIAMISBURG, Ohio – Teradata Corporation (NYSE: TDC), the world’s largest company solely focused on data warehousing and enterprise analytics, today reported revenue of $455 million for the second quarter of 2008, a 6 percent increase from $430 million in the second quarter of 2007. Included in the year-over-year comparison was 5 percentage points of benefit from currency translation.(1)

Gross margin in the second quarter was 54.7 percent versus 53.5 percent in the second quarter of 2007. Gross margin improved in both product and services, due to the benefit of currency translation, a favorable mix of transactions and contribution from maintenance services.

Teradata’s 2008 second-quarter net income was $69 million, or $0.38 per share, which compared to $49 million, or $0.27 per share, in the second quarter of 2007. As expected, Teradata’s 2008 second quarter results included $9 million of incremental costs associated with Teradata now operating as an independent, publicly-traded company. Teradata’s 2007 second quarter earnings per share included a $0.04 charge for a tax adjustment. Excluding this item, Teradata’s 2007 second quarter non-GAAP earnings per share was $0.31.(3)

“Teradata delivered solid results in the second quarter of 2008,” said Mike Koehler, president and chief executive officer of Teradata Corporation. “We achieved good revenue growth in EMEA and in our services business, improved both product and service gross margins, and increased our net income. The strength of our international and services business is helping to offset softness in the U.S. market. We are therefore maintaining our guidance for 2008.

“We remain confident in both our technology and our people, who are the best in the business at helping companies integrate data from throughout their enterprise to enable better, faster decision making to gain competitive advantage.”

Regional Operating Segment Results (2)

Teradata reports its results in three regional operating segments.

North America and Latin America (Americas)

Teradata generated $236 million of revenue in its Americas region in the second quarter of 2008, down 6 percent from $251 million in the second quarter of 2007. The revenue decline in the Americas region was largely due to customer deferrals relating to the economic environment in the United States.

Gross margin in the Americas region in the second quarter of 2008 was 58.9 percent, compared to 56.2 percent in the second quarter of 2007. Gross margin in the Americas improved primarily due to favorable product deal mix and improved services gross margin.

Europe, Middle East and Africa (EMEA)

Revenue in Teradata’s EMEA region in the second quarter of 2008 was $128 million, up 33 percent from $96 million generated in the second quarter of 2007. The year-over-year revenue increase was led by strong product revenue growth. Currency translation benefited revenue growth in the EMEA region by 11 percentage points.

Gross margin in the EMEA region in the second quarter of 2008 was 53.9 percent, an increase from 46.9 percent in the second quarter of 2007. Gross margin in the EMEA region improved due to the benefit of currency translation, higher product volume and a greater mix of product revenue as compared to services revenue.

Asia Pacific / Japan (APJ)

Teradata generated $91 million of revenue in its APJ region in the second quarter of 2008, a 10 percent increase from $83 million reported in the second quarter of 2007. The year-over-year revenue comparison in the APJ region benefited by 11 percentage points from currency translation.

Gross margin in the APJ region in the second quarter of 2008 was 50.5 percent, down from the 53.0 percent generated in the second quarter of 2007. The lower margin was influenced by the geographic mix of product sales within the region as compared to the prior year period, as well as the higher mix of service revenue as compared to the second quarter of 2007.

Company Operating Results

Operating Income

Second quarter of 2008 operating income was $92 million, compared to $88 million in the second quarter of 2007. Higher overall revenue volume, the net benefit of currency and a favorable deal mix more than offset lower product revenue in the Americas region and the incremental costs associated with Teradata now operating as an independent, publicly-traded company.

Other Items

Other income in the second quarter of 2008 was $2 million, primarily from interest income earned on Teradata’s cash balance. Teradata was not an independent company in 2007, and therefore did not have interest income in the prior-year period.

The effective tax rate in the second quarter of 2008 results was 27 percent versus 44 percent in the second quarter of 2007. Teradata now expects its full-year effective tax rate for 2008 to be approximately 26 to 27 percent.

Cash Flow

During the second quarter of 2008, Teradata generated $85 million of cash from operations, compared to $93 million in the same period in 2007. Cash from operations was lower in the quarterly year-over-year comparison due to additions to working capital.

Capital expenditures of $25 million were comparable to $27 million in the second quarter of 2007. Teradata generated $60 million of free cash flow (cash from operations less capital expenditures and additions to capitalized software) in the second quarter of 2008, versus $66 million in the same period last year.(3)

	For the periods ended June 30
	(in millions)
	Three Months		Six Months
	2008	2007	2008	2007
Cash provided by operating activities (GAAP)	$85	$93	$228	$195
Less capital expenditures for:
Expenditures for property and equipment	(7)	(8)	(11)	(15)
Additions to capitalized software	(18)	(19)	(34)	(31)

Total capital expenditures	(25)	(27)	(45)	(46)
Free cash flow (non-GAAP measure) (3)	$60	$66	$183	$149

Balance Sheet

As of June 30, 2008, Teradata had $367 million in cash and short-term investments, an increase of $28 million from March 31, 2008. The company repurchased approximately 1.4 million shares for $34 million in the second quarter. Free cash flow generation more than offset the use of cash for share repurchases during the quarter.

Teradata had no short- or long-term debt outstanding as of June 30, 2008.

2008 Outlook

Teradata continues to expect 2008 full-year revenue growth of approximately 5 to 8 percent, and earnings per share in the $1.35 to $1.45 range.

2008 FY Guidance
Year-over-year revenue growth:	5 – 8%
Earnings per share (EPS)	$1.35 - $1.45

2008 Second-quarter Earnings Conference Call

A conference call is scheduled today at 10:00 a.m. (EDT) to discuss the company’s second-quarter results, as well as its full-year guidance for 2008. Access to the conference call, as well as a replay of the call, is available on Teradata’s Web site at www.teradata.com/investor.

Supplemental financial information regarding Teradata’s operating results is also available on Teradata’s Web site.

About Teradata Corporation

Teradata Corporation (NYSE: TDC) is the world’s largest company solely focused on raising intelligence through data warehousing and enterprise analytics. Teradata is in more than 60 countries and on the Web at www.teradata.com.

# # #

Teradata is a trademark or registered trademark of Teradata Corporation in the United States and other countries.

Teradata reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP. However, as described in footnotes 2 and 3 below, the company believes that certain non-GAAP measures found in this release are useful for investors.

1.	The impact of currency is determined by calculating the prior period results using the current-year monthly average currency rates.

2.	The Operating Segment results discussed in this earnings release may exclude certain corporate-related costs consistent with the manner by which management evaluates and makes decisions regarding segment operating performance. This presentation is useful to investors because it allows analysis and comparability of operating trends. Schedule D, included in this earnings release, reconciles Teradata’s segment results to total company results reported under Generally Accepted Accounting Principles in the United States, or GAAP. Teradata’s management looks at the company’s results excluding certain items to assess the financial performance of the company. We believe this information is useful for investors because it can provide a more complete understanding of Teradata’s underlying operational performance, as well as consistency and comparability with past reports and projections of financial results. Non-GAAP measures, such as those shown in the following tables, should not be considered as substitutes for or superior to results determined in accordance with GAAP. The following table reconciles certain non-GAAP measures contained in this release.

3.	Teradata reports its results in accordance with GAAP. However, as described below, the company believes that certain non-GAAP measures, such as free cash flow and non-GAAP EPS, are useful for investors. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

(a) The following table reconciles Teradata’s earnings per diluted share under GAAP in the second quarter 2007 to the company’s EPS during the period excluding the impact of an extraordinary tax item. Our management regularly uses supplemental non-GAAP financial measures, such as EPS excluding certain extraordinary items, internally to understand, manage and evaluate our business and make operating decisions. The company believes such non-GAAP financial measures provide useful information to investors regarding the underlying business trends and performance of the company’s ongoing operations and are useful for period-over-period comparisons of such operations and results.

Reconciliation of GAAP to Non-GAAP Measures:

	Q2 2008 Actual	Q2 2007 Actual	FY 2008 Guidance
Diluted Earnings Per Share (GAAP)	$0.38	$0.27	$1.35 – 1.45
Tax adjustment – second quarter of 2007		(0.04)

Adjusted Diluted Earnings Per Share (Non-GAAP)	$0.38	$0.31	$1.35 – 1.45

(b) Teradata defines free cash flow as cash provided/used by operating activities less capital expenditures for property and equipment, and additions to capitalized software. Free cash flow does not have a uniform definition under GAAP and therefore, Teradata’s definition may differ from other companies’ definition of this measure. Teradata’s management uses free cash flow to assess the financial performance of the company and believes it is useful for investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for, among other things, investment in the company’s existing businesses, strategic acquisitions, strengthening the company’s balance sheet, repurchase of company stock and repayment of the company’s debt obligations, if any. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. This non-GAAP measure should not be considered a substitute for or superior to cash flows from operating activities under GAAP.

Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause Teradata’s actual results to differ materially.

In addition to the factors discussed in this release, other risks and uncertainties could affect our future results and could cause actual results to differ materially from those expressed in such forward-looking statements. Such factors include those relating to: the uncertain economic climate and its impact on the markets in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers, and other general economic and business conditions; the impact of our separation from NCR Corporation and risks relating to our ability to operate effectively as a stand-alone, publicly traded company; changes in our cost structure, management, financing and business operations following our separation from NCR; the rapidly changing and intensely competitive nature of the information technology industry and the data enterprise warehousing business, including the increased pressure on price/performance for data warehousing solutions; fluctuations in our operating results, unanticipated delays or accelerations in our sales cycles and the difficulty of accurately estimating revenues; risks inherent in operating in foreign countries, including the impact of economic, political, legal, regulatory, compliance, cultural, foreign currency fluctuations and other conditions abroad; the timely development, production or acquisition and market acceptance of new and existing products and services, including our ability to accelerate market acceptance of new products and services; tax rates; turnover of workforce and the ability to attract and retain skilled employees; availability and successful exploitation of new acquisition and alliance opportunities; changes in Generally Accepted Accounting Principles (GAAP) and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class internal information technology and control systems; and other factors described from time to time in the company’s filings with the U.S. Securities and Exchange Commission and the company’s annual reports to stockholders The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Schedule A

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	For the Periods Ended June 30
	Three Months		Six Months
	2008	2007	2008	2007
Revenue
Products	$221	$220	$386	$412
Services	234	210	444	385

Total revenue	455	430	830	797
Product gross margin	146	143	251	267
% of Revenue	66.1%	65.0%	65.0%	64.8%
Services gross margin	103	87	192	159
% of Revenue	44.0%	41.4%	43.2%	41.3%

Total gross margin	249	230	443	426
% of Revenue	54.7%	53.5%	53.4%	53.5%
Selling, general and administrative expenses	132	112	248	211
Research and development expenses	25	30	50	57

Income from operations	92	88	145	158
% of Revenue	20.2%	20.5%	17.5%	19.8%
Other income	(2)	—	(5)	—

Income before income taxes	94	88	150	158
% of Revenue	20.7%	20.5%	18.1%	19.8%
Income tax expense	25	39	39	66

Net income	$69	$49	$111	$92

% of Revenue	15.2%	11.4%	13.4%	11.5%
Net income per common share
Basic	$0.38	$0.27	$0.62	$0.51
Diluted	$0.38	$0.27	$0.61	$0.51
Weighted average common shares outstanding
Basic	179.3	180.7	179.9	180.7
Diluted	181.2	180.7	181.8	180.7

Schedule B

TERADATA CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in millions)

	June 30, 2008	December 31, 2007	June 30, 2007
Assets
Current assets
Cash and cash equivalents	$317	$270	$—
Short term investments	50	—	—
Accounts receivable, net	445	507	378
Inventories, net	42	51	35
Other current assets	55	45	79

Total current assets	909	873	492
Property and equipment, net	94	94	69
Capitalized software, net	74	61	63
Goodwill	106	90	89
Deferred income taxes	130	140	242
Other assets	39	36	38

Total assets	$1,352	$1,294	$993

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$94	$120	$62
Payroll and benefits liabilities	76	88	66
Deferred revenue	283	246	244
Other current liabilities	109	118	49

Total current liabilities	562	572	421
Pension and other postemployment plan liabilities	92	88	—
Other liabilities	7	3	24

Total liabilities	661	663	445
Stockholders’ equity/parent company equity
Preferred stock: par value $0.01 per share, 100.0 shares authorized, no shares issued and outstanding	—	—	—
Common stock: par value $0.01 per share, 500.0 shares authorized, 179.8 and 181.0 shares issued at June 30, 2008 and December 31, 2007, respectively	2	2	—
Paid-in capital	537	555	—
Treasury Stock	(34)	—	—
Retained earnings	190	79	—
Parent company investment	—	—	528
Accumulated other comprehensive (loss) income	(4)	(5)	20

Total stockholders’ equity	691	631	548

Total liabilities and stockholders’ equity	$1,352	$1,294	$993

Schedule C

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in millions)

	For the Periods Ended June 30
	Three Months		Six Months
	2008	2007	2008	2007
Operating activities
Net income	$69	$49	$111	$92
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16	17	33	33
Stock-based compensation expense	5	4	10	7
Excess tax benefit from stock-based compensation	—	—	(1)	—
Deferred income taxes	10	19	16	29
Changes in assets and liabilities:
Receivables	(26)	(3)	76	1
Inventories	6	4	9	4
Current payables and accrued expenses	19	12	(43)	(17)
Deferred revenue	(16)	(8)	43	51
Other assets and liabilities	2	(1)	(26)	(5)

Net cash provided by operating activities	85	93	228	195
Investing activities
Purchase of short-term investments	(50)	—	(50)	—
Expenditures for property and equipment	(7)	(8)	(11)	(15)
Additions to capitalized software	(18)	(19)	(34)	(31)
Other investing activities and business acquisitions, net	—	(5)	(22)	(5)

Net cash used in investing activities	(75)	(32)	(117)	(51)
Financing activities
Repurchase of common stock	(34)	—	(72)	—
Excess tax benefit from stock-based compensation	—	—	1	—
Transfer to Parent, net	—	(61)	—	(144)
Other financing activities, net	3	—	4	—

Net cash used in financing activities	(31)	(61)	(67)	(144)
Effect of exchange rate changes on cash and cash equivalents	(1)	—	3	—

(Decrease) increase in cash and cash equivalents	(22)	—	47	—
Cash and cash equivalents at beginning of period	339	—	270	—

Cash and cash equivalents at end of period	$317	$—	$317	$—

Schedule D

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions, except per share amounts)

	For the Periods Ended June 30
	Three Months			Six Months
	2008	2007	% Change	2008	2007	% Change
Revenue
Americas	$236	$251	-6%	$446	$466	-4%
EMEA	128	96	33%	231	186	24%
APJ	91	83	10%	153	145	6%

Total revenue	455	430	6%	830	797	4%
Segment gross margin
Americas	139	141		253	269
% of Revenue	58.9%	56.2%		56.7%	57.7%
EMEA	69	45		121	85
% of Revenue	53.9%	46.9%		52.4%	45.7%
APJ	46	44		74	72
% of Revenue	50.5%	53.0%		48.4%	49.7%

Subtotal - segment gross margin	254	230		448	426
% of Revenue	55.8%	53.5%		54.0%	53.5%
Reconciling amounts*	(5)	—		(5)	—

Total gross margin	249	230		443	426
% of Revenue	54.7%	53.5%		53.4%	53.5%
Selling, general and administrative expenses	132	112		248	211
Research and development expenses	25	30		50	57

Income from operations	$92	$88		$145	$158

% of Revenue	20.2%	20.5%		17.5%	19.8%

*	Includes corporate-related costs that management does not use to make decisions regarding the segments or to assess their financial performance.